EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement Filed Nos. 333-44369, 333-02819 and 333-75449.

Stamford, Connecticut
February 16, 2001


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